UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 17, 2005

PINNACLE AIRLINES CORP.

(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization) Delaware	(Commission File Number) 001-31898	(I. R. S. Employer Identification No.) 03-0376558

(Address of principal executive offices) 1689 Nonconnah Blvd, Suite 111 Memphis, TN	(Zip Code) 38132

Registrant’s telephone number, including area code

(901) 348-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 1.02 Termination of a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation

On June 17, 2005, Pinnacle Airlines, Inc., a Georgia corporation and a subsidiary of Pinnacle Airlines Corp. (collectively referred to as the “Company”), entered into a revolving credit facility (the “Facility”) with First Tennessee Bank. Pinnacle Airlines Corp., a Delaware corporation, serves as guarantor of the Facility.

The Facility replaces the existing revolving credit agreement with Northwest Airlines (the “Previous Facility”), which was set to expire on June 30, 2005. There were no amounts outstanding under the Previous Facility. The Company and Northwest Airlines (“Northwest”) entered into the Previous Facility in January 2003. The Company provides regional airline capacity to Northwest, operating under an Airline Services Agreement that became effective March 1, 2002 and extends through December 31, 2017. The Previous Facility allowed for borrowings up to $25,000,000 and accrued interest at the rate of 1% plus a margin that was equal to the higher of the most recent prime rate offered by JPMorganChase Bank, or the most recent overnight federal funds rate offered to JPMorganChase Bank plus 0.5%.

The Facility is a one-year commitment from First Tennessee Bank that allows for borrowings up to $17,000,000. Advances under the facility will accrue interest at First Tennessee Bank’s base rate, or at LIBOR plus 2.50% at the Company’s option. The new facility is secured by the Company’s inventory of spare parts, ground equipment, and furniture and fixtures. The Facility also includes a letter of credit sub-facility providing for the issuance of letters of credit from time to time in a maximum aggregate amount of $2,000,000, provided that the combined sum of borrowings under the Facility and the sub-facility does not exceed the maximum borrowing amount of $17,000,000. The Facility contains certain affirmative and negative covenants, including limitations on the Company with respect to consolidations and mergers, acquisition and disposition of assets, and the pledge of cash and accounts receivable.

The Facility provides for certain events of default with corresponding grace periods, including failure to pay any principal or interest when due, failure to comply with covenants, any material representation or warranty made by the Company proving to be false in any material respect, certain bankruptcy, insolvency or receivership events affecting the Company, defaults relating to certain other indebtedness, imposition of certain judgments and a change in ownership of the Company.

The foregoing description of the Loan Agreement and related agreements is qualified in its entirety by reference to those agreements, which are filed as exhibits hereto and are incorporated herein by reference.

A copy of a press release announcing the Facility is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits:

Exhibit
Number	Description
10.1	Loan Agreement, dated June 16, 2005, by and among Pinnacle Airlines, Inc. and First Tennessee Bank National Association.

10.2	Guaranty Agreement, dated June 16, 2005, made by Pinnacle Airlines Corp. as Guarantor, to First Tennessee Bank National Association.

10.3	Revolving Credit Note, dated June 16, 2005, by Pinnacle Airlines, Inc.

10.4	Security Agreement, dated June 16, 2005, by and between Pinnacle Airlines, Inc. and First Tennessee Bank National Association.

10.5	Negative Pledge Agreement, dated June 16, 2005, made by Pinnacle Airlines, Inc. in favor of First Tennessee Bank National Association.

10.6	Negative Pledge Agreement, dated June 16, 2005, made by Pinnacle Airlines Corp. in favor of First Tennessee Bank National Association.

99.1	Press release issued by Pinnacle Airlines Corp. dated June 17, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP. (Registrant)
By:	/s/ Peter D. Hunt
Peter D. Hunt
Vice President and Chief Financial Officer

June 22, 2005

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Loan Agreement, dated June 16, 2005, by and among Pinnacle Airlines, Inc. and First Tennessee Bank National Association.

10.2	Guaranty Agreement, dated June 16, 2005, made by Pinnacle Airlines Corp. as Guarantor, to First Tennessee Bank National Association.

10.3	Revolving Credit Note, dated June 16, 2005, by Pinnacle Airlines, Inc.

10.4	Security Agreement, dated June 16, 2005, by and between Pinnacle Airlines, Inc. and First Tennessee Bank National Association.

10.5	Negative Pledge Agreement, dated June 16, 2005, made by Pinnacle Airlines, Inc. in favor of First Tennessee Bank National Association.

10.6	Negative Pledge Agreement, dated June 16, 2005, made by Pinnacle Airlines Corp. in favor of First Tennessee Bank National Association.

99.1	Press release issued by Pinnacle Airlines Corp. dated June 17, 2005